Smythe
CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading "Statements by Experts" in this Registration Statement on Form 20-F of RewardStream Solutions Inc. and to the use of our reports dated December 9, 2015 and December 18, 2014. Our report dated December 9, 2015 was with respect to the statements of financial position of RewardStream Solutions Inc. as at September 30, 2015 and 2014 and the statements of operations and comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information. Our report on December 18, 2014 was with respect to the statements of financial position of RewardStream Inc. as at September 30, 2014 and 2013 and the statements of operations and comprehensive income (loss), changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada
August 31, 2016

Vancouver
7th Floor 355 Burrard St
Vancouver, BC V6C 2G8
T: 604 687 1231
F: 604 688 4675

Langley
305 – 9440 202 St
Langley, BC V1M 4A6
T: 604 282 3600
F: 604 888 9807

Nanaimo
201 – 1825 Bowen Rd
Nanaimo, BC V9S 1H1
T: 250 755 2111
F: 250 751 3384